EXECUTION VERSION

                               EIGHTH AMENDMENT TO
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT


         THIS EIGHTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment"), dated as of August 25, 1998, is entered into by and among:

                  (1)  BELL   MICROPRODUCTS   INC.,  a  California   corporation
          ("Borrower");

                  (2) Each of the financial institutions listed in Schedule I to the Credit Agreement referred to in Recital A below (such financial institutions to be referred to herein collectively as the "Existing Banks");

                  (3)  SUMITOMO  BANK  OF  CALIFORNIA,   a  California   banking
          corporation, as agent for the Banks (in such capacity, "Agent"); and

                  (4) SANWA BANK CALIFORNIA, a California banking corporation and U.S. BANK NATIONAL ASSOCIATION, a national banking association, that will each become a party to the Credit Agreement pursuant to this Amendment (such financial institutions to be referred to herein collectively as the "New Banks").


                                    RECITALS

         A. Borrower, the Existing Banks and Agent are parties to a Second Amended and Restated Credit Agreement dated as of May 23, 1995, as amended by that certain First Amendment to Second Amended and Restated Credit Agreement dated as of June 25, 1996, as further amended by that certain Second Amendment to Second Amended and Restated Credit Agreement dated as of September 30, 1996, as further amended by that certain Third Amendment to Second Amended and Restated Credit Agreement dated as of June 17, 1997, as further amended by that certain Fourth Amendment to Second Amended and Restated Credit Agreement dated as of September 1, 1997, as further amended by that certain Fifth Amendment to Second Amended and Restated Credit Agreement dated as of November 7, 1997, as further amended by that certain Sixth Amendment to Second Amended and Restated Credit Agreement dated as of March 31, 1998, and as further amended by that certain Seventh Amendment to Amended and Restated Credit Agreement dated as of June 30, 1998 (as so amended, the "Credit Agreement"). Pursuant to the Credit Agreement, the Existing Banks provided to Borrower certain credit facilities in the aggregate principal amount of $100,000,000.

         B. Borrower has requested the Existing Banks and Agent to amend the Credit Agreement in certain respects.

         C. Because only certain of the Existing Banks are willing to so amend the Credit Agreement (such Existing Banks, the "Amending Existing Banks"), Borrower has requested that the Existing Banks that are unwilling to amend the Credit Agreement (the "Replaced Existing

Banks") be replaced with the New Banks and that the Credit Agreement be amended upon the terms and subject to the conditions set forth below.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, the Amending Existing Banks, the Replaced Existing Banks, the New Banks and Agent hereby agree as follows:

         1. Definitions, Interpretation. All capitalized terms defined above and elsewhere in this Amendment shall be used herein as so defined. Unless otherwise defined herein, all other capitalized terms used herein shall have the respective meanings given to those terms in the Credit Agreement, as amended by this Amendment. The rules of construction set forth in Section I of the Credit Agreement shall, to the extent not inconsistent with the terms of this Amendment, apply to this Amendment and are hereby incorporated by reference.

         2. Replacement of Replaced Existing Banks; Allocation of Outstanding Revolving Loans and Letters of Credit Among Amending Existing Banks and New Banks. Borrower, the Replaced Existing Banks, the Amending Existing Banks, the New Banks and Agent hereby agree as follows:

                  (a) On and after the Effective Date (as hereinafter defined), all rights, duties and obligations of the Replaced Existing Banks under the Credit Agreement and the other Credit Documents (including without limitation the Replaced Existing Banks' interest in each Revolving Loan Borrowing and each participation in each Letter of Credit then outstanding) are hereby assigned and delegated to the Amending Existing Banks and the New Banks; and

                  (b) On and after the Effective  Date (as  hereafter  defined),
         (i) each Amending Existing Bank and each New Bank shall be a Bank under the Credit Agreement and the other Credit Documents with Revolving Loan Commitments as set forth on Schedule I of the Credit Agreement (as amended pursuant to this Amendment), with the rights, duties and obligations of such a Bank under the Credit Agreement and the other Credit Documents and (ii) the Replaced Existing Banks shall cease to be a Bank thereunder.

To effectuate the foregoing assignment and delegation by the Replaced Existing Banks, on the Effective Date, Agent shall calculate (i) the Proportionate Share of each Amending Existing Bank and each New Bank in each Revolving Loan Borrowing and each participation in each Letter of Credit which are then outstanding. Based upon such calculation, the Amending Existing Banks and the New Banks shall purchase from the Replaced Existing Banks and from each other such shares in the outstanding Revolving Loans and participations in each outstanding Letter of Credit as Agent determines are necessary to cause each Amending Existing Bank and each New Bank to hold Revolving Loans in each outstanding Revolving Loan Borrowing and participations in each outstanding Letter of Credit in a principal amount equal to such Amending

Existing Bank's and each New Bank's Proportionate Share of such Revolving Loan Borrowings and Letters of Credit.

         3. Amendment to Credit Agreement. Subject to the conditions set forth in paragraph 5 below, the Credit Agreement is hereby amended as follows:

                  (a) Subparagraph 2.01(a) is hereby amended by changing the definition of "Revolving Loan Maturity Date" set forth therein from "July 31, 1999" to "May 31, 2000".

                  (b) Subparagraph 2.01(c) is hereby amended to read in its entirety as follows:

                           (c) Revolving Loan Interest Rates. Borrower shall pay
                  interest on the unpaid principal amount of each Revolving Loan from the date of such Revolving Loan until the maturity thereof, at one of the following rates per annum:

                                    (i) During  such  periods as such  Revolving
                           Loan is a Revolving Prime Rate Loan, at a rate per annum equal to the Prime Rate, such rate to change from time to time as the Prime Rate shall change; and

                                    (ii) During such  periods as such  Revolving
                           Loan is a Revolving LIBOR Loan, (A) at all times prior to the Eighth Amendment Effective Date, at a rate per annum equal at all times during each Interest Period for such Revolving LIBOR Loan to the LIBO Rate for such Interest Period plus one and four-tenths percent (1.400%) and (B) on and after the Eighth Amendment Effective Date, at a rate per annum equal at all times during each Interest Period for such Revolving Loan to the LIBO Rate for such Interest Period plus the Applicable Margin therefor, such rate to change from time to time during such Interest Period as the Applicable Margin shall change;

                  provided, however, that each of the rates set forth in clauses
                  (i) and (ii) of this Subparagraph 2.01(c) shall be increased by one percent (1.00%) per annum on the date an Event of Default occurs and shall continue at such increased rate unless and until such Event of Default is waived or cured in accordance with this Agreement. All Revolving Loans in each Revolving Loan Borrowing shall, at any given time prior to maturity, bear interest at one, and only one, of the above rates.

                  (c) Clause (iii) of Subparagraph 5.01(a) is hereby amended to read in its entirety as follows:

                                    (iii)  Contemporaneously  with the quarterly
                           and year-end financial statements required by the foregoing clauses (i) and (ii), a certificate of the president or chief financial officer of Borrower setting forth in such detail as Agent may reasonably request (A) the calculations conducted to verify that Borrower is in compliance with each of the financial covenants set forth in Paragraph 5.02(m) and stating that no Event of Default and no Default has occurred and is continuing, or, if any such Event of Default or Default has occurred and is continuing, a statement as to the nature thereof and what action Borrower proposes to take with respect thereto and (B) a calculation of Borrower's Funded Debt to EBITDA Ratio for the immediately preceding fiscal quarter;

                  (d) Clause (ii) of Subparagraph 5.02(m) is hereby amended to read in its entirety as follows:

                                    (ii) Its  Working  Capital  to be less  than
                           $60,000,000 at any time;

                  (e) Clause (iii) of Subparagraph 5.02(m) is hereby amended to read in its entirety as follows:

                                    (iii) Its Tangible Net Worth to be less than
                           the sum on any date of determination of (1) $70,000,000 plus (2) fifty percent (50%) of the sum of Borrower's Net Income After Tax for each quarter (excluding any quarter in which such amount was negative) beginning with the quarter ending June 30, 1998;

                  (f) Clause (v) of Subparagraph 5.02(m) is hereby amended to read in its entirety as follows:

                                    (v) Its Interest  Coverage Ratio (A) for the
                           period beginning on April 1, 1998 and ending on June 30, 1998 to be less than 1.50 to 1.00; (B) for the two quarter period beginning on April 1, 1998 and ending on September 30, 1998 to be less than 1.50 to 1.00; (C) for the three quarter period beginning on April 1, 1998 and ending on December 31, 1998 to be less than 2.00 to 1.00; and (D) for any consecutive four-quarter period thereafter to be less than 2:00 to 1:00; or

                  (g) Schedule I is hereby amended to read in its entirety as set forth on Attachment 1 hereto.

                  (h) A new Schedule II is hereby added to the Credit Agreement immediately after Schedule 1 to read in its entirety as set forth on Attachment 2 hereto.

                  (i) Schedule 1.01 is hereby amended by adding thereto, in the appropriate alphabetical order, the definitions of the terms "Applicable Margin", "EBITDA", "Eighth Amendment Effective Date", "Funded Indebtedness", "Funded Indebtedness to EBITDA Ratio", "Pricing Grid" and "Pricing Period" to read in their entirety as follows:

                           "Applicable  Margin" shall mean,  with respect to any
                  Revolving LIBOR Loan at any time, the per annum margin which is determined pursuant to the Pricing Grid and added to the LIBO Rate for such Revolving LIBOR Loan. The Applicable Margins shall be determined as provided in the Pricing Grid and may change for each Pricing Period.

                           "EBITDA"  shall mean,  with respect to any Person for
                  any period, the sum of the following, determined on a consolidated basis in accordance with GAAP where applicable:

                                    (a)  The  net  income  or net  loss  of such
                           Person and its Subsidiaries for such period before provision for income taxes;

                                                     plus

                                    (b)  The  sum (to  the  extent  deducted  in
                           calculating net income or loss in clause (a) above) of (i) all Interest Expenses of such Person and its Subsidiaries accruing during such period and (ii) all depreciation and amortization of such Person and its Subsidiaries accruing during such period.

                           "Eighth  Amendment  Effective Date" shall mean August
                  25, 1998.

                           "Funded  Indebtedness"  shall mean and  include  with
                  respect to any Person at any time, without duplication, the following:

                                    (a) The current and long-term portion of all
                           monetary obligations of such Person evidenced by notes, bonds, debentures or other similar instruments and all other obligations of such Person for borrowed money (excluding any monetary obligations arising under a revolving credit facility or similar agreement, but including, with respect to Borrower, monetary obligations of Borrower arising under this Agreement);

                                    (b) All monetary  obligations of such Person
                           for the deferred purchase price of property or services (including obligations under letters of credit and other credit facilities which secured or financed such purchase price), other than trade payables incurred by such Person in the ordinary course of its business on ordinary terms;

                                    (c) All monetary  obligations of such Person
                           under conditional sale or other title retention agreements with respect to property acquired by such Person other than pursuant to leases classified as operating leases under GAAP (to the extent of the value of such property if the rights and remedies of the seller or lender under such agreement in the event of default are limited solely to repossession or sale of such property); and

                                    (d) All monetary  obligations of such Person
                           as lessee with respect to the capitalized portion of Capital Leases of such Person (other than capitalized interest) calculated in accordance with GAAP.

                           "Funded  Indebtedness  to EBITDA  Ratio"  shall mean,
                  with respect to Borrower on the last day of any fiscal quarter, the ratio, determined on a consolidated basis in accordance with GAAP, of (a) the sum of the Funded Indebtedness of Borrower at such time to (b) the EBITDA of Borrower for the consecutive four-quarter period which ended on the last day of such fiscal quarter; provided, however, that (i) for purposes of determining Borrower's Funded Indebtedness to EBITDA Ratio for the fiscal quarter period ending on June 30, 1998, EBITDA used in clause (b) shall be Borrower's EBITDA for the fiscal quarter period beginning on April 1, 1998 and ending on June 30, 1998 times four (4); (ii) for purposes of determining Borrower's Funded Indebtedness to EBITDA Ratio for the fiscal quarter period ending on September 30, 1998, EBITDA used in clause (b) shall be Borrower's EBITDA for the two fiscal quarter periods beginning on April 1, 1998 and ending on September 30, 1998 times two (2); and (ii) for purposes of determining Borrower's Funded Indebtedness to EBITDA Ratio for the fiscal quarter period ending on December 31, 1998, EBITDA used in clause (b) shall be Borrower's EBITDA for the three fiscal quarter periods beginning on April 1, 1998 and ending on December 31, 1998 times one and one-third (1 and 1/3).

                           "Pricing Grid" shall mean Schedule II.

                           "Pricing Period" shall mean (a) the period commencing
                  on the Eighth Amendment Effective Date and ending on August 31, 1998, (b) the period commencing on September 1, 1998 and ending on November 30, 1998, and (c) each consecutive three-calendar month period thereafter which commences on the day following the last day of the immediately preceding three-calendar month period and ends on the last day of that time period as follows:

                                    (i)  December 1st through  February  28th or
                           February 29th (as applicable);

                                    (ii) March 1st through May 31st;

                                    (iii)   June 1st through August 31st; and

                                    (iv) September 1st through November 30th.

         4. Representations and Warranties. Borrower hereby represents and warrants to Agent, the Amending Existing Banks and the New Banks that, on the date of this Amendment and after giving effect to the amendments set forth in paragraph 3 above on the Effective Date (as defined below), the following are and shall be true and correct on each such date:

                  (a) The  representations and warranties set forth in Paragraph
         4.01 of the Credit Agreement are true and correct in all material respects;

                  (b) No Event of Default or Default has occurred and is continuing; and

                  (c) Each of the Credit Documents is in full force and effect.

         5. Effective Date. The replacement of the Replaced Existing Banks effected by paragraph 2 above and the amendments to the Credit Agreement effected by paragraph 3 above shall become effective on August 25, 1998 (the "Effective Date"), subject to receipt by the Amending Existing Banks, the Replaced Existing Banks, the New Banks and Agent, as applicable, on or prior to the Effective Date of the following, each in form and substance satisfactory to the Amending Existing Banks, the Replaced Existing Banks, the New Banks, Agent and their respective counsel, as applicable:

                  (a) This Amendment duly executed by Borrower, each Replaced Existing Bank, each Amending Existing Bank, each New Bank and Agent;

                  (b) New Revolving Loan Notes, appropriately completed and duly executed by Borrower, to the extent required by changes in the Revolving Loan Commitments of the Amending Existing Banks and the New Banks;

                  (c) A Certificate of the Secretary of Borrower, dated the Effective Date, certifying that (i) the Articles of Incorporation and Bylaws of Borrower, in the form previously delivered to Agent in connection with the Credit Agreement, are in full force and effect and have not been amended, supplemented, revoked or repealed since the date of delivery to Agent and (ii) that attached thereto are true and correct copies of resolutions duly adopted by the Board of Directors of Borrower and continuing in effect, which authorize the execution, delivery and performance by Borrower of this Amendment and the consummation of the transactions contemplated hereby;

                  (d) An amendment fee of $20,000 to be shared among the Amending Existing Banks and New Banks pro rata in accordance with such Amending Existing Banks and New Banks respective Proportionate Shares;

                  (e) A favorable written opinion of Wilson, Sonsini, Goodrich & Rosati, counsel to Borrower, dated the Effective Date, addressed to Agent, the Amending Existing Banks and the New Banks and covering such matters as are set forth on Attachment 3;

                  (f) Payment by Borrower to each of the Replaced Existing Banks
         of  all  outstanding   Loans,   accrued   interest  and  fees  and  any
         unreimbursed expenses payable by Borrower; and

                  (g) Such other evidence as Agent or any Replaced Existing Bank, Amending Existing Bank or New Bank may reasonably request to establish the accuracy and completeness of the representations and warranties and the compliance with the terms and conditions contained in this Amendment.

         6. Effect of this Amendment. On and after the Effective Date, each reference in the Credit Agreement and the other Credit Documents to the Credit Agreement shall mean the Credit Agreement as amended hereby. Except as specifically amended above, (a) the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed and (b) the execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power, or remedy of the Banks or Agent, nor constitute a waiver of any provision of the Credit Agreement or any other Credit Document.

         7.

         Miscellaneous.

                  (a) Counterparts. This Amendment may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.

                  (b) Headings. Headings in this Amendment are for convenience of reference only and are not part of the substance hereof.

                  (c) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules.

         IN WITNESS WHEREOF, Borrower, Agent, the Replaced Existing Banks, the Amending Existing Banks and the New Banks have caused this Amendment to be executed as of the day and year first above written.

BORROWER:                                  BELL MICROPRODUCTS INC.


                                           By:__________________________________
                                              Name:
                                              Title:


AGENT:                                     SUMITOMO BANK OF CALIFORNIA,
                                           As Agent


                                           By:__________________________________
                                              Name:
                                              Title:


                                           By:__________________________________
                                              Name:
                                              Title:


AMENDING
EXISTING BANKS:                            SUMITOMO BANK OF CALIFORNIA,
                                           As a Bank


                                           By:__________________________________
                                              Name:
                                              Title:


                                           By:__________________________________
                                              Name:
                                              Title:

                                           UNION BANK OF CALIFORNIA, N.A.,
                                           As a Bank


                                           By:__________________________________
                                              Name:
                                              Title:


                                           By:__________________________________
                                              Name:
                                              Title:


                                           COMERICA BANK-CALIFORNIA,
                                           As a Bank


                                           By:__________________________________
                                              Name:
                                              Title:


REPLACED
EXISTING BANKS:                            BANKBOSTON, N.A.,
                                           (formerly known as
                                           The First National Bank of
                                           Boston), As a Bank


                                           By:__________________________________
                                              Name:
                                              Title:


                                           THE SUMITOMO BANK, LIMITED,
                                               As a Bank


                                           By:__________________________________
                                              Name:
                                              Title:


                                           By:__________________________________
                                              Name:

                                              Title:

NEW BANKS:                                 SANWA BANK CALIFORNIA,
                                           As a Bank


                                           By:__________________________________
                                              Name:
                                              Title:


                                           By:__________________________________
                                              Name:
                                              Title:


                                           U.S. BANK NATIONAL ASSOCIATION,
                                           As a Bank


                                           By:__________________________________
                                              Name:
                                              Title:


                                           By:__________________________________
                                              Name:
                                              Title:

                                  ATTACHMENT 1

                                   SCHEDULE I

                                      BANKS



                                                                      Revolving
                                                                         Loan
                        Bank                                          Commitment

SUMITOMO BANK OF CALIFORNIA                                          $25,000,000

Applicable Lending Office:

320 California Street, Suite 600
San Francisco, CA 94104

Address for Notices:

320 California Street, Suite 600
San Francisco, CA 94104
Attn:  Relationship Manager
          Bell Microproducts
Telephone:    (415) 445-8725
Telecopier     (415) 296-9617

UNION BANK OF CALIFORNIA, N.A.                                       $25,000,000

Applicable Lending Office:

99 Almaden Boulevard, 2nd Floor
San Jose, CA  95133

Address for Notices:

99 Almaden Boulevard, 2nd Floor
San Jose, CA  95133
Attn:  Frank B. Gwynn
Telephone:    (408) 279-7738
Telecopier    (408) 280-7163

                                      1-1

COMERICA BANK - CALIFORNIA                                           $25,000,000

Applicable Lending Office:

California Corporate Banking
155 Grand Avenue, Suite 402
Oakland, CA 94612

Address for Notices:

California Corporate Banking
155 Grand Avenue, Suite 402
Oakland, CA 94612
Attn:  Scott Smith
Telephone:    (510) 645-2202
Telecopier    (510) 645-2220

SANWA BANK CALIFORNIA                                                $15,000,000

Applicable Lending Office:

San Jose CBC
220 Almaden Boulevard
San Jose, CA  95113-2003

Address for Notices:

220 Almaden Boulevard
San Jose, CA  95113-2003
Attn:  Clifford M. Wallace
Telephone:    (408) 297-6500
Telecopier    (408) 292-4092


                                      1-2

U.S. BANK NATIONAL ASSOCIATION                                       $10,000,000

Applicable Lending Office:

U.S. Bank National Association
Corporate Banking Center
2890 North Main Street
Walnut Creek, CA  94596

Address for Notices:

U.S. Bank National Association
California Corporate Banking
2890 North Main Street
Walnut Creek, CA  94596
Attn:  David Marron
Telephone:    (925) 942-9489
Telecopier    (925) 945-6919


                                      1-3

                                  ATTACHMENT 2

                                   SCHEDULE II

                                  PRICING GRID


                               LEVEL 1           LEVEL 2           LEVEL 3
                               PERIOD            PERIOD            PERIOD

APPLICABLE MARGINS:            1.20%             1.40%             1.60%


                                   EXPLANATION


1. The Applicable Margin for each Revolving LIBOR Loan will be set for each Pricing Period and will vary depending upon whether such period is a Level 1 Period, a Level 2 Period or a Level 3 Period.

2. The first Pricing Period, which commences on the Eighth Amendment Effective Date and ends on August 31, 1998, will be a Level 2 Period.

3. Each Pricing Period thereafter will be a Level 1 Period, a Level 2 Period or a Level 3 Period depending upon Borrower's Funded Indebtedness to EBITDA Ratio (as calculated pursuant to the definition of "Funded Indebtedness to EBITDA Ratio" set forth in Schedule 1.01) for the most recent consecutive four-fiscal quarter period ending prior to the first day of such Pricing Period as follows:

         (a) If, during any Pricing Period, Borrower's Funded Indebtedness to EBITDA Ratio is less than 2.00 to 1:00, Borrower's pricing will be a Level 1 Period.

         (b) If, during any Pricing Period, Borrower's Funded Indebtedness to EBITDA Ratio is greater than or equal to 2:00 to 1:00 but less than 4:00 to 1:00, Borrower's pricing will be a Level 2 Period.

         (c) If, during any Pricing Period, Borrower's Funded Indebtedness to EBITDA Ratio is greater than 4.00 to 1.00, Borrower's pricing will be a Level 3 Period.


                                      2-1

                                  ATTACHMENT 3

                     MATTERS TO BE COVERED BY LEGAL OPINION


1. Borrower (a) is a corporation duly incorporated and validly existing in good standing under the laws of its jurisdiction of incorporation and
         (b) has the requisite corporate power and authority to own, lease and operate its properties and carry on its business as now conducted.

2. Borrower has the requisite corporate power and authority to enter into the Amendment and to carry out the transactions contemplated thereby, and by the Credit Agreement as amended by the Amendment.

3. The Amendment has been duly authorized, executed and delivered by Borrower, and the Amendment and the Credit Agreement as amended by the Amendment, each constitutes a legally valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms.

4. The performance by Borrower of its obligations under the Amendment, and the Credit Agreement as amended by the Amendment, will not (a) violate any provision of the Certificate of Incorporation or the bylaws of Borrower, (b) to our knowledge, violate any provision of any law, rule, regulation, order, writ, judgement, injunction, decree, determination by a court having jurisdiction over Borrower, (c) result in a breach of, constitute a default under, or permit the acceleration of any obligation owed under any Reviewed Agreement listed on Annex A hereto binding upon Borrower, or (d) to our knowledge, result in the attachment of a Lien (other than a Permitted Lien) upon any assets of Borrower.


                                       3-1